EXHIBIT 10.2

The Gap, Inc.

2 Folsom Street

San Francisco, CA 94105

Dated September 21st, 2010

CITICORP USA, INC.

388 Greenwich Street

New York, NY 10013

Attention: Marni McManus

Ladies and Gentlemen:

We refer to the 3-Year Letter of Credit Agreement dated as of May 6, 2005 between THE GAP, INC. (the “Company”) and CITICORP USA, INC. (the “Letter of Credit Agreement”), as amended on May 18, 2007. The Company and the LC Subsidiaries hereby elect to terminate the Letter of Credit Agreement and their right to request Letters of Credit thereunder, effective immediately.

Very Truly Yours,

The Gap, INC.

By:	/s/ Jennifer Cho
Name:	Jennifer Cho
Title:	Vice President and Treasurer

Acknowledged and Agreed

CITICORP USA, INC.

By:	/s/ Marni McManus
Name:	Marni McManus
Title:	Director